UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2007

ACRONGENOMICS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49833

(Commission File Number)

52-2219285

(IRS Employer Identification No.)

14, Rue Kleberg, CH-1201 Geneva, Switzerland

(Address of principal executive offices and Zip Code)

41 22 71 65 300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclsoure

On November 14, 2007, we announced that we have entered into a letter of intent for the acquisition of 100% of Molecular Vision Limited, a private U.K. company that specializes in the development of miniaturized Point-of-Care (POC) medical diagnostic devices. The devices integrate proprietary microfluidic chips with patented organic-semiconductor technology and photodetectors to provide portable lab-quality diagnostic tests in an easy-to-use, low-cost, disposable application. These devices have the potential for multiple simultaneous testing of diagnostic markers in a wide range of applications.

Under the terms of the letter of intent, Acrongenomics will acquire, subject to certain payments, all of the Intellectual property and assets of Molecular Vision and will retain the founders, Professor Donal Bradley, Professor Andrew De Mello and Professor John De Mello, and their technical team to continue to lead the development of the POC devices and technology at the Molecular Vision laboratory at Imperial College London. Closing of the transactions contemplated in the Letter of Intent are subject to: the satisfactory completion of the parties due diligence investigations, Molecular Vision preparing financial statements required under applicable securities laws, and the parties entry into a definitive agreement containing customary terms and representations for such agreements.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

/s/ Platon Tzouvalis

Platon Tzouvalis, President

Date: November 20, 2007

CW1528258.1